EXHIBIT 21


The following table indicates, as of the end of the most recently ended fiscal year, the subsidiaries of Thermodynetics, Inc., their respective states and years of incorporation, and the percentage owned by Thermodynetics.

----------------------------- ---------------------- --------------------- ----------------
SUBSIDIARY'S NAME             STATE OF INCORPORATION YEAR OF INCORPORATION PERCENTAGE OWNED
----------------------------- ---------------------- --------------------- ----------------
Turbotec Products Plc         United Kingdom         2006                  56.32%
----------------------------- ---------------------- --------------------- ----------------
Vulcan Industries, Inc.       Michigan               1991                  wholly owned
----------------------------- ---------------------- --------------------- ----------------
National Energy Systems, Inc. Florida                1984                  wholly owned
----------------------------- ---------------------- --------------------- ----------------
TPI Systems, Inc.             Connecticut            1983                  wholly owned
----------------------------- ---------------------- --------------------- ----------------